SCHEDULE 14C
                               (RULE 14c-101)

               INFORMATION REQUIRED IN INFORMATION STATEMENT

                          SCHEDULE 14C INFORMATION

           INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement  [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                          TRYCERA FINANCIAL, INC.
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          TRYCERA FINANCIAL, INC.
                    18023 East Sky Park Circle, Suite G
                             Irvine, CA  92614


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     Trycera Financial, Inc. (the "Company") will hold its Annual Meeting of Shareholders on May 16, 2007, at 10:00 AM, Pacific Time, at its offices located at 18023 East Sky, Park Circle, Suite G, Irvine, California. At the Annual Meeting, we will ask you to:

     *    Elect five directors;

     * Ratify the appointment of Chisholm, Bierwolf & Nilson, LLC, Certified Public Accountants, as our independent registered public accountant for the fiscal year ending December 31, 2007;

     * Consider a proposal to amend the seventh article of the Company's articles of incorporation to limit the monetary liability of directors and officers under both Nevada and California law; and

     * Transact any other business that may properly be presented at the annual meeting.

     The Board of Directors has fixed March 19, 2007, as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any postponements or adjournments of the meeting.
A list of these stockholders will be available at the Company's offices at least ten days before the Annual Meeting.

     If you own shares of the Company's Common Stock as of March 19, 2007, you can vote those shares by attending the Annual Meeting and voting in person. The Company will not be soliciting proxies for the Annual Meeting.


                     WE ARE NOT ASKING YOU FOR A PROXY
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                        By order of the Board of Directors,


                                        ___________________________________
                                        Alan S. Knitowski, Chairman

April ____, 2007

                              TABLE OF CONTENTS

                                                                         Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING . . . . . . . . . 1
VOTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ELECTION OF DIRECTORS (ITEM 1)  . . . . . . . . . . . . . . . . . . . . . . 3
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES . . . . . . . . . . 5
   Director Independence  . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Board Attendance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Committees of the Board of Directors . . . . . . . . . . . . . . . . . . 6
   Report of the Audit Committee  . . . . . . . . . . . . . . . . . . . . . 6
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  . . . . . . . . 7
   Fees Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Audit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
CORPORATE GOVERNANCE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . 8
   Shareholder Communications with the Board of Directors . . . . . . . . . 8
   Overview of Director Nominating Process  . . . . . . . . . . . . . . . . 8
OWNERSHIP OF COMPANY SECURITIES . . . . . . . . . . . . . . . . . . . . . . 8
   Beneficial Owners of More than Five Percent, Directors, and Management . 8
   Equity Compensation Plan Information  . . . . . . . . . . . . . . . . . 10
   Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . . . 10
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Executive Compensation Summary  . . . . . . . . . . . . . . . . . . . . 11
   Equity Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Director Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 13
CERTAIN TRANSACTIONS AND RELATIONSHIPS . . . . . . . . . . . . . . . . . . 13
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
 ACCOUNTING FIRM (ITEM 2)  . . . . . . . . . . . . . . . . . . . . . . . . 14
LIMITATION OF LIABILITY PROPOSAL (ITEM 3)  . . . . . . . . . . . . . . . . 15
AMENDMENT TO THE 2004 STOCK OPTION/STOCK ISSUANCE PLAN . . . . . . . . . . 16
   Background  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Federal Income Tax Consequences of the Programs . . . . . . . . . . . . 20
   Options Granted to Management and Employees . . . . . . . . . . . . . . 21
   Interest of Certain Persons in Share Increase . . . . . . . . . . . . . 21
   Text of Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . 22
ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Information About Shareholder Proposals . . . . . . . . . . . . . . . . 23
   Additional Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . 23
OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                          TRYCERA FINANCIAL, INC.
                           INFORMATION STATEMENT
                                  FOR THE
                    2007 ANNUAL MEETING OF SHAREHOLDERS

_____________________________________________________________________________

         QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
_____________________________________________________________________________

Q:   Why did I receive this Information Statement?

A: Even though the Board of Directors is not soliciting your proxy to vote at the meeting, because you are a shareholder of Trycera Financial, Inc. as of March 19, 2007, the record date, and are entitled to vote at the 2007 Annual Meeting of Shareholders, the Company is required to provide you with the information in this Information Statement. In order to vote your shares, you will need to attend the Annual Meeting.

     This Information Statement summarizes the information you need to know to vote at the Annual Meeting. This Information Statement and proxy card were first mailed to shareholders on or about April ____, 2007.


Q:   What am I being asked to vote on?

A:   You are being asked to vote on the following items:

          * Election of Matthew S. Kerper, Alan S. Knitowski, Luan Dang, Randy Cherkas, and Robert M. Lang as directors of the Company, each for a term of one year;

          * Ratification of the appointment of Chisholm, Bierwolf & Nilson, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007;

          * A proposal to amend the seventh article of the Company's articles of incorporation to limit the monetary liability of directors and officers under both Nevada and California law; and

          *    Any other matter properly introduced at the meeting.


Q:   What are the voting recommendations of the Board of Directors?

A:   The Board recommends the following votes:

          *    FOR each of the director nominees (Item 1);

          * FOR ratification of the appointment of Chisholm, Bierwolf & Nilson, LLC; and

          * FOR the proposal to amend the seventh article of the Company's articles of incorporation to limit the monetary liability of directors and officers under both Nevada and California law (Item 3).


Q:   Will any other matters be voted on?

A: We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. However, effective 20 days following the mailing of this Information Statement, an amendment to our 2004 Stock Option/Stock Issuance Plan which was previously approved by shareholders owning a majority of the outstanding shares of the Company, will become effective. This amendment increases the number of shares authorized under the plan from 5,000,000 to 10,000,000.


Q:   How do I vote?

A: If you are a shareholder of record on March 19, 2007, you can vote by casting your vote in person at the Annual Meeting. Ballots will be provided during the Annual Meeting to anyone who wants to vote.


Q:   Is my vote confidential?

A: Yes. All ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to the Company's directors, officers or employees, except in limited circumstances, including:

          *    When disclosure is required by law; or

          * When written comments by a shareholder appear on voting material.


Q:   How many shares must be present to hold the Annual Meeting?

A: Holders of at least one-third of the shares of outstanding Common Stock as of the record date must be represented at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, "Withheld" votes and broker non-votes, if any, also will be counted in determining whether a quorum exists.


Q:   What vote is required to approve the proposals?

A: In the election of directors, the five nominees receiving the highest number of "For" votes will be elected.

     The proposal to ratify the appointment of Chisholm, Bierwolf & Nilson, LLC will require approval by a majority of the shares present at the meeting and entitled to vote.

     The proposal to amend the seventh article of the Company's articles of incorporation to limit the monetary liability of directors and officers under both Nevada and California law will require approval by a majority of the shares entitled to vote.

     Broker non-votes, if any, will have no impact on the other proposals.


Q:   Who can attend the Annual Meeting?

A:   All Company shareholders as of March 19, 2007, may attend the Annual
     Meeting.


Q:   Where can I find the voting results of the Annual Meeting?

A: We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on SEC Form 10-QSB for the Quarterly Period Ended June 30, 2007.

_____________________________________________________________________________

                             VOTING REQUIREMENTS
_____________________________________________________________________________

     Only our shareholders of record at the close of business on March 19, 2007, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 7,912,302 shares of our common stock. Each outstanding share of our common stock is entitled to one vote, except for the election of directors which permits cumulative voting. Each share voted for the election of directors is entitled to five votes, one each for the election of five directors, and the five votes may be cast for a single person or may be distributed among two or more persons.

_____________________________________________________________________________

                        ELECTION OF DIRECTORS (ITEM 1)
_____________________________________________________________________________

     The Board of Directors has nominated the following individuals for election as directors: Matthew S. Kerper, Alan S. Knitowski, Luan Dang, Randy Cherkas, and Robert M. Lang. Each of the nominees currently is serving as a director of the Company. All nominees have consented to serve for the new term.

     The following table sets forth as of April 2, 2007, the name, age, and position of our executive officers and directors:

                                                               Director
     Name                 Age    Position(s)                   Since
     ----                 ---    -----------                   --------
     Matthew S. Kerper    32     CEO, President, & Director    2004
     Bryan W. Kenyon      35     CFO                           --
     Alan S. Knitowski    37     Chairman                      2004
     Luan Dang            35     Director                      2004
     Randy Cherkas        44     Director                      2004
     Robert M. Lang       38     Director                      2006

     Directors are elected for a term of one year and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by the Board of Directors. The Board of Directors has not selected a date for the next annual meeting of shareholders. Officers are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

     Set forth below is certain biographical information regarding our current executive officers and directors:

     MATTHEW KERPER has been our President since May 2004. From April 2002 until May 2004, he was Director of Wholesale Distribution and Director of Reseller Distribution for Next Estate Communications (now called Green Dot Corporation), a leading provider of prepaid MasterCard cards and stored value solutions. From April 2000 until January 2002 he was vice-president of electronic commerce for PayStar Corporation, a distributor of telecommunications and stored value products. From January 2000 until December 2000 he was vice-president of operations for PAIDCard, a company which developed a prepaid credit card. In 1999 he was CEO of Gut Boyz, Inc. which was a national distributor of causal apparel. In 1997, Mr. Kerper received a Bachelor of Science degree in Business Information Systems from the University of Phoenix and in 2001 he received his M.B.A. from Pepperdine University's Graziadio School of Business and Management.

     BRYAN KENYON has been our Chief Financial Officer since May 2004. From May 2002 until February 2004, he was Director of Financial Planning and Analysis for Next Estate Communications (now called Green Dot Corporation), a leading provider of prepaid MasterCard cards and stored value solutions. While in this position, he was responsible for company activities relating to financial planning and business analysis. In addition Mr. Kenyon served as the liaison for company-wide investor relations delivering business climate and financial performance summaries to key stakeholders. From February 2000 until May 2002 he was employed by Fluor Corporation, a global engineering, construction, and procurement organization, as Finance Manager for government services, Finance Manager for global IT, and Senior Financial Analyst. He had responsibility for management of people and processes, including line of business overhead, capital budgets, cost performance, and activity-based cost management. Prior to joining Fluor Corporation, Mr. Kenyon was employed by Baker Tanks in the role of Manager of Business Analysis from November 1998 until February 2000. While working at Baker Tanks, a niche market equipment rental and tank organization, Mr. Kenyon developed a broad knowledge base in fixed price and complex contract financing and retail pricing sensitivity modeling. Mr. Kenyon received his bachelor's degree in business administration/finance from California State University at Fullerton in 1994. He received his MBA from Pepperdine University in 2001.

     ALAN KNITOWSKI has been our Chairman since May 2004. He has been the President of Alternative Investments for Curo Capital, LLC, since January 2007, and has been Co-Manager of the Curo Capital Appreciation Fund I, LLC, since January 2007. He has also been Chairman of Caneum, Inc. (OTC BB:
CANM), a business process and information technology outsourcing products and services company, since June 11, 2003. Mr. Knitowski was the Founder and has served as the Managing Director of Ecewa Capital Group, LLC, since January 2004. He was the Co-Founder and has served as the Managing Director of Trymetris Capital Management, LLC, and the Trymetris Capital Fund I, LLC, since April 2004. He has served as a Director of WindSpring, Inc., since January 2004, as an advisor of Edgewater Networks, Inc., since June 2005, as a Director of Vootage, Inc., since January 2007, and as an Angel Investor of numerous technology, media, biotechnology and energy companies.

     Previously, from 2000 to 2003 Mr. Knitowski was Co-Founder and Director of Telverse Communications, Inc., a next-generation advanced services ASP focused on wholesale communications services for carriers, service providers and value-added resellers, which was acquired in July 2003 by Level 3 Communications (NASDAQ: LVLT). Most recently, Mr. Knitowski was Director of Marketing for the Voice Technology Group at Cisco Systems from November 2000 to March 2003 and was responsible for business, market and community development, including business planning and strategy for Cisco's global packet communications initiatives. In November 2000, Mr. Knitowski joined Cisco as part of the Vovida Networks acquisition, where he served as Co-Founder, President and CEO and led the company from idea conception in January 1999 through its eventual acquisition by Cisco (NASDAQ: CSCO) in November 2000.

     From December 20000 to October 2002, Mr. Knitowski was an Angel Investor and Director of vCIS, a proactive software behavior analysis and anti-virus security company, and helped negotiate and structure its acquisition by Internet Security Systems (NASDAQ: ISSX). Additionally, he was a Founding Director of both the Open Multimedia Protocol Alliance (OMPA) and the International Softswitch Consortium (ISC) in early 1999, which were subsequently merged and scaled to nearly 200 companies prior to renaming itself to become the International Packet Communications Consortium (IPCC) in 2003. During his tenure at the consortium, Mr. Knitowski served as its Vice Chairman, Co-Chair of its Government Liaison Working Group and one of its external evangelists.

     Previously, Mr. Knitowski worked in various operational, line management
and consulting roles with The Results Group (1998   1999), Nortel Networks
(1996   1998), Hewlett Packard (1991) and the United States Army ( 1991
1996), where he served as an Airborne, Air Assault and Ranger qualified Captain in the Corps of Engineers both domestically and abroad. Mr. Knitowski holds an MBA from the University of California at Berkeley (1999), an MS in industrial engineering from the Georgia Institute of Technology
(1992) and a BS in industrial engineering from the University of Miami
(1991). He has delivered and moderated general and executive sessions at various events and conferences within the communications industry, has appeared on radio and television to discuss next-generation networking and packet communications and has delivered educational sessions on next-generation networking and packet communications to the United States Federal Communications Commission.

     LUAN DANG has been President of Strategic Investments for Curo Capital LLC since January 2007, and has been Co-Manager of the Curo Capital Appreciation Fund I LLC, since January 2007. He has also been President of Alternative Investments for Trymetris Capital Management LLC, and Co-Manager of the Trymetris Capital Fund I LLC, since January 2007. He has served as Vice Chairman of Caneum, Inc. (OTC BB: CANM), a business process and information technology outsourcing services company, since 2005, and currently serves on the audit committee and chairs the compensation committee. He has also been an Advisor of Bitfone, Inc. (acquired by Hewlett-Packard (NYSE: HPQ) in December 2006), since 2006, of Vootage, Inc. since January 2007, and of Edgewater Networks, Inc., since June 2005. Mr. Dang was a director of engineering for Cisco Systems from November 2000 until February 2005, overseeing the development of VoIP products and strategies and the next generation SIP call control. From February 1999 until November 2000 he was Co-Founded of and employed by Vovida Networks, a software development firm for VoIP, as CTO and Senior Vice-President. From 1999 to 2002, Mr. Dang served as a member of the Technical Advisory Council for the International Softswitch Consortium, which has become the International Packet Communications Consortium. In addition to filing two telephony patents for voice-over-IP in 1999 and caller IP in 1998, he holds a patent on display screen management apparatus in 1997. He is the co-author of a book entitled Practical VoIP that is currently being used as a core textbook for teaching VoIP system development at universities worldwide. Mr. Dang received his BS degree in computer science from the University of California at San Diego in 1992. He received his MS degree in computer science from Stanford University in 1996. Mr. Dang has been an honored speaker at national and international conferences in the telecom industry, including acting as Chairman of the Media Gateway Control 2000 Conference in La Defense, France.

     RANDY CHERKAS was a founder of GTS Prepaid, Inc., a distributor of prepaid products, and was its president from its inception in April 2000 until its sale in August 2004. He was the president of Global Telecommunication Solutions, Inc., a telecommunications company, from September 1998 until November 1999, and was a director from February 1998 until November 1999. From February 1998 to August 1998, Mr. Cherkas served as chief operating officer for Global. Global Telecommunications Solutions, Inc. filed for bankruptcy in October 2000. In April 1994, Mr. Cherkas founded Networks Around the World, Inc. ("NATW") and served as its president until February 1998, when NATW was acquired by Global Telecommunication Solutions, Inc. He is a graduate of the University of Pennsylvania's Wharton School and received his Bachelor of Science degree in business in 1984. Mr. Cherkas is also a member of the board of directors and chairman of the Membership Committee for the International Prepaid Communications Association
(IPCA), a trade association that serves the prepaid communications industry including: phone cards, wireless, and other prepaid telecommunications carriers and distributors. He has been involved in developing prepaid programs for such retail chains as A&P Supermarkets, Circle K, Wawa Food Markets, Sunoco and 7-Eleven, as well as promotional programs for MTV Networks, Pepsi, Kraft Foods and the Children's Miracle Network.

     ROBERT M. LANG has been the Vice-President, Capital Markets for The Irvine Company, LLC, a company developing, acquiring and operating investment properties and residential land development, since August 2000. From April 1998 to July 2000, Mr. Lang was Vice-President, Public Finance for J.P. Morgan Securities, Inc. Mr. Lang received his Bachelor of Arts in Political Economy from University of California at Berkeley in 1989 and his Master's Degree in Public Policy from Harvard University in 1992.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

_____________________________________________________________________________

           INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
_____________________________________________________________________________

Director Independence

     Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. As a result, we have adopted the independence standards of the American Stock Exchange to determine the independence of our directors and those directors serving on our committees. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment. Our Board of Directors has determined that three of our directors, Luan Dang, Robert M. Lang, and Randy Cherkas, would meet this standard and therefore, would be considered to be independent.

Board Attendance

     The Board of Directors met seven times in 2006. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he served, and average attendance was 100%. Mr. Knitowski serves as chairman at all meetings of the Board of Directors. During 2006, the Company's non-management directors did not meet in executive session.

The Board has not adopted any policy with regard to Board members' attendance at annual meetings of shareholders. This is the first annual meeting of shareholders held by the Company.

Committees of the Board of Directors

     In May 2004 our Board created an Audit Committee and a Compensation Committee. Randy Cherkas, Robert M. Lang, and Luan Dang currently serve on each committee, all of whom are deemed to be independent directors. Mr. Cherkas is chair of the Audit Committee and Mr. Dang is chair of the Compensation Committee. Our Board of Directors has determined that we do not have an audit committee financial expert serving on our Audit Committee. Our board has determined that the need for an audit committee financial expert during our initial phase of operations does not warrant the expense to retain such an expert.

     The Audit Committee held one meeting in 2006. It does not have a charter. However, the Board has assigned the committee the duties generally to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices; monitor the integrity of our financial reporting process, systems of internal controls and disclosure controls regarding finance, accounting and legal compliance; review areas of potential significant financial risk to the Company; review consolidated financial statements and disclosures; appoint an independent registered public accounting firm for ratification by our shareholders; monitor the independence and performance of our independent registered public accountants and internal auditing department; pre-approve all audit and non-audit services provided by our independent registered public accountants; review the scope and results of the annual audit including reports and recommendations of our independent registered public accountants; review the internal audit plan, results of internal audit work; and periodically meet with our internal audit group, management, and independent registered public accounting firm.

     The Compensation Committee held two meetings in 2006. It does not have a charter. However, the Compensation Committee's responsibilities generally assigned to it by the Board include the following: approve and oversee the implementation of the executive and director compensation philosophy, policies and programs; consider and recommend for approval by the Board all executive compensation programs including benefits, stock option plans and stock ownership plans; and promote an executive compensation program that supports the overall objective of enhancing shareholder value. The Compensation Committee has been given authority to retain and terminate consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee has sole authority to approve related fees and retention terms. The Committee annually evaluates the CEO's performance in light of established goals and objectives. Based upon the Committee's evaluation and recommendation, the committee sets the CEO's annual compensation, including salary, bonus, incentive and equity compensation and perquisites. The CEO annually reviews the performance of each of our senior officers. The CEO also annually reviews the performance of our other senior officers and provides oversight of management's evaluations of our other officers. The Compensation Committee has not been given power to delegate any authority described above to other persons. The Compensation Committee has not engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation.

     In May 2004 the Board of Directors established an advisory board to assist management in its business goals. Jason Daggett was appointed to the advisory board as its initial member. As compensation to him for accepting this appointment, we issued him 140,000 shares.

     On July 28, 2004, the Board of Directors created a Disclosure Committee composed of our President, Chairman, and CFO. The purpose of the Disclosure Committee is to assist our principal executive officer and the principal financial officer in fulfilling their responsibility for oversight of the accuracy and timeliness of disclosures made by us in our periodic reports.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended December 31, 2006 with management and Chisholm, Bierwolf & Nilson, LLC, the Company's independent registered public accounting firm. Management is responsible for the Company's internal control over financial reporting and the financial statements, while Chisholm, Bierwolf & Nilson is responsible for conducting its audit in accordance with generally accepted auditing standards and expressing opinions on the Company's financial statements in accordance with U.S. generally accepted accounting principles (GAAP).

     The Audit Committee reviewed with Chisholm, Bierwolf & Nilson the overall scope and plans for their audit of the Company's financial statements. The Audit Committee also discussed with Chisholm, Bierwolf & Nilson matters relating to the quality and acceptability of the Company's accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90. In addition, the Audit Committee reviewed and discussed with Chisholm, Bierwolf & Nilson the auditor's independence from management and the Company, as well as the matters included in written disclosures received from Chisholm, Bierwolf & Nilson as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. As part of its review, the Audit Committee reviewed fees paid to Chisholm, Bierwolf & Nilson and determined that Chisholm, Bierwolf & Nilson did not perform any non-audit services for the Company during 2006.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     MEMBERS OF THE AUDIT COMMITTEE:

     RANDY CHERKAS, CHAIR
     LUAN DANG
     ROBERT M. LANG

_____________________________________________________________________________

     FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
_____________________________________________________________________________

Fees Paid

     Chisholm, Bierwolf & Nilson, LLC served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2006 and December 31, 2005. The following fees were paid to Chisholm Bierwolf & Nilson for services rendered during the Company's last two fiscal years:

     Audit Fees

     The aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in the quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2006 and 2005 were $24,925 and $23,174, respectively.

     Audit-Related Fees

     There were no fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of the financial statements, other than those previously reported above, for the fiscal years ended December 31, 2006 and 2005.

     Tax Fees

     There were no fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005.

     All Other Fees

     There were no other fees billed for products or services provided by the principal accountant, other than those previously reported above, for the fiscal years ended December 31, 2006 and 2005.

Audit Committee

     Three of the five members on our Board of Directors functions as our Audit Committee. All of the services described above for the years ended December 31, 2006 and 2005, were approved by the Audit Committee.

_____________________________________________________________________________

                         CORPORATE GOVERNANCE MATTERS
_____________________________________________________________________________

Shareholder Communications with the Board of Directors

     Our current policy is to permit security holders to recommend candidates for election as directors and to provide for a process for stockholders to send other communications to the Board of Directors. Stockholders may send communications to the Board of Directors by contacting our President, Mr. Kerper, in one of the following ways:

          *    In writing at 18023 East Sky Park Circle, Suite G, Irvine, CA
               92614;
          *    By e-mail at mkerper@trycera.com

     The President will submit each nomination or communication received to the Board of Directors at the next regular meeting. At such meeting the Board will consider such director candidates recommended by security holders. We have not received any nominations from security holders and therefore have not determined a process for evaluating nominees for director based upon whether the nominee is recommended by a security holder.

Overview of Director Nominating Process

     We do not have a standing Nominating Committee; recommendations for candidates to stand for election as directors are made by the Board of Directors. Each director participates in the consideration of director nominees. We believe it is appropriate not to have a separate Nominating Committee at this early stage of our operations.

     We have not established any minimum qualifications which must be met by a nominee and have not determined any specific qualities or skills that a nominee must possess to serve on the Board of Directors. We have not and do not intend to engage any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Code of Ethics

     On August 25, 2004, the Board of Directors adopted a Code of Ethics. The purpose of the Code of is to set the expectations of the highest standards of ethical conduct and fair dealings. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

_____________________________________________________________________________

                       OWNERSHIP OF COMPANY SECURITIES
_____________________________________________________________________________

Beneficial Owners of More than Five Percent, Directors, and Management

     The following table sets forth certain information furnished by current management concerning the ownership of the common stock of our company as of April 2, 2007, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address              Amount and Nature of          Percent of
of Beneficial Owner           Beneficial Ownership(1)       Class(2)
-------------------           -----------------------       ----------
Matthew S. Kerper                  1,992,085(3)             22.4%
18023 East Sky Park Circle
Suite G
Irvine, CA 92614

Bryan W. Kenyon                    1,390,080(4)             16.0%
18023 East Sky Park Circle
Suite G
Irvine, CA 92614

Alan S. Knitowski                  1,323,750(5)             15.9%
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660

Luan Dang                            852,500(6)             10.5%
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660

Randolph Cherkas                     216,667(7)              2.7%
7 Leeds Road
Moorestown, NJ 08057

Robert M. Lang                       108,750(8)              1.4%
9 Coastal Canyon Drive
Newport Beach, CA 92657

Executive Officers and Directors   5,883,832                56.1%
as a Group (6 Persons)

Knitowski Family Trust UDT         1,050,000(9)             12.9%
Dated August 30, 2000
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660

Eric Bronk                           758,312(10)             9.4%
170 Newport Center Drive
Suite 220
Newport Beach, CA  92660

Trymetris Capital Fund I, LLC        452,302(11)             5.7%
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660
__________
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.
(2) Applicable percentages are based on 7,912,302 shares of our common stock outstanding on April 2, 2007.
(3)  Includes 1,000,000 shares issuable upon exercise of options.
(4) Includes 775,000 shares issuable upon exercise of options and 90,000 shares held in his children's trusts.

(5) Includes 206,250 shares issuable upon exercise of options, including 125,000 options held by Ecewa Capital Group, LLC, an entity controlled by Mr. Knitowski, and 200,000 shares issuable upon exercise of warrants held by his family trust included below. The number of shares beneficially owned by Mr. Knitowski includes 850,000 shares held by his family trust included below and 67,500 shares held by his IRA.
(6) Includes 150,000 shares issuable upon exercise of options and 67,500 shares issuable upon exercise of warrants.
(7)  Includes 125,000 shares issuable upon exercise of options.
(8) Includes 33,750 shares issuable upon exercise of options and 25,000 shares issuable upon exercise of warrants.
(9) Includes 200,000 shares issuable upon exercise of warrants. All of these shares beneficially owned by this family trust are also included in the shares beneficially owned by Mr. Knitowski above.
(10) Includes 175,000 shares issuable upon exercise of options, and 10,000 shares owned by a trust for which Mr. Bronk is the trustee and has voting control, but no beneficial ownership. Also includes 452,302 shares held by Trymetris Capital Fund I, LLC which are also included below.
(11) The voting and investment power over these shares is held by Eric Bronk, a managing member of the manager of this limited liability company, and are also include above with the shares beneficially owned by Mr. Bronk.

Equity Compensation Plan Information

     The following table sets forth as of the most recent fiscal year ended December 31, 2006, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

                                                                             Number of securities remaining
                              Number of securities to  Weighted-average      available for future issuance
                              be issued upon exercise  exercise price of     under equity compensation plans
                              of outstanding options,  outstanding options,  (excluding securities reflected
                              warrants and rights      warrants and rights   in column (a) and (b))
                                        (a)                    (b)                         (c)
                              -----------------------  --------------------  -------------------------------
Equity compensation plans
approved by security holders        2,886,250                 $0.63                    1,936,750

Equity compensation plans not
approved by security holders             -0-                   -0-                         -0-

     Total                          2,886,250                 $0.63                    1,936,750

_________
     (1) The number of shares authorized under the 2004 Stock Option/Stock Issuance Plan will be increased from 5,000,000 to 10,000,000 effective 20 days after the mailing of this Information Statement. See "Amendment to the 2004 Stock Option/Stock Issuance Plan" below for a description of the plan and the amendment.

Section 16(a) Beneficial Ownership Reporting Compliance

     The following table identifies each person who, at any time during the fiscal year ended December 31, 2006, was a director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

                                       Number of Transactions
                         Number of       Not Reported on a       Reports
Name                    Late Reports        Timely Basis        Not Filed
----                    ------------   ----------------------   ---------
Luan Dang                    1                   2                  0
Alan Knitowski               1                   1                  0
Knitowski Family Trust       1                   1                  0

_____________________________________________________________________________

                            EXECUTIVE COMPENSATION
_____________________________________________________________________________

Executive Compensation Summary

     The following table sets forth the compensation of the named executive officers for each of the two fiscal years ended December 31, 2006 and 2005:

                          SUMMARY COMPENSATION TABLE

                                         Stock        Option       All Other
      Name &                 Salary      Awards       Awards      Compensation    Total
Principal Position   Year     ($)         ($)          ($)            ($)          ($)
------------------   ----   --------   ----------   -----------   ------------   --------
Matthew S. Kerper    2006   $120,000                               $6,963(4)     $126,963
CEO                  2005   $120,000   $42,000(1)                                $162,000

Bryan W. Kenyon      2006   $100,000                               $7,984(2)     $107,984
CFO                  2005   $100,000   $25,000(3)   $200,000(3)    $7,984(2)     $332,984

__________
     (1) On December 30, 2005, our Compensation Committee granted a bonus of 42,000 vested shares of our common stock to Mr. Kerper for service under his employment agreement for his initial year of service from May 10, 2004, through May 9, 2005. The shares vested on January 4, 2006. The value of the shares was determined in accordance with FAS 123R.
     (2) Mr. Kenyon's other annual compensation consists of a $307 per pay period adjustment for healthcare.
     (3) On December 30, 2005, our Compensation Committee granted 25,000 vested shares and 200,000 stock purchase options to Mr. Kenyon.
          The options are exercisable at $1.00 per share and vest at the rate of 1/16th per quarter for each quarter our revenue exceeds the previous quarter of revenue starting first quarter 2006, independent of whether the revenue is generated from acquisition or non-acquisition business activities. The value of the shares and options was determined in accordance with FAS 123R.
     (4) Mr. Kerper's other annual compensation consists of a $267 per pay period adjustment for healthcare.

     On May 27, 2004, the Compensation Committee approved employment agreements and compensation for Matthew S. Kerper as President and for Bryan Kenyon as CFO. The following description sets forth the material individual terms of these agreements:

     * Matthew S. Kerper. The initial period of the employment agreement for Mr. Kerper is three years beginning May 10, 2004. Pursuant to the employment agreement, this initial term will be extended for one additional year. He is required to devote his full time to the business of the company. His base salary is $120,000 per annum.
          He received a signing bonus of 1,000,000 shares, which were previously issued by the Board of Directors on May 7, 2004, and options to purchase 1,000,000 shares as additional compensation for entering into the agreement.

     * Bryan Kenyon. The initial period of the employment agreement for Mr. Kenyon is three years beginning May 26, 2004. The term of this agreement will be extended for one additional year unless we notify him by April 26, 2007, that we do not intend to extend the agreement for the additional year. He is required to devote his full time to the business of the company. His base salary is $100,000 per annum. He received a signing bonus of 600,000 shares, which were previously issued by the Board of Directors on May 7, 2004, and options to purchase 750,000 shares as additional compensation for entering into the agreement.

     Each of the employment agreements contains the following provisions which apply to each of the parties:

     * The options were granted pursuant to our 2004 Stock Option/Stock Issuance Plan.

     * The exercise price of the options granted to the employees is $0.25 of the first quarter of the options granted; $0.45 for the next quarter; $0.65 for the next quarter; and $0.85 for the final quarter granted.

     * The options granted to the employees shall vest as follows: 1/12th per quarter for each quarter of company revenue exceeding the previous quarter of revenue since his date of hire, independent of whether the revenue is generated from acquisition or non-acquisition business activities, 1/12th for each $250K in aggregate gross revenue growth from the day he commences work at the company, at the three year six month anniversary of his employment with the company, and/or immediately in the event of a Corporate Transaction, as defined in the 2004 Stock Option/Stock Issuance Plan.

     * Mr. Kerper is eligible to receive an annual performance bonus between 25% and 100% of the then applicable base salary upon achievement of annual performance objectives payable either in cash or stock. Mr. Kenyon is eligible to receive an annual performance bonus between 10% and 50% of the then applicable base salary upon achievement of annual performance objectives payable either in cash or stock.

     * Each employee, together with his spouse and dependents, is entitled to participate in any employee benefit plans maintained by the Company of general applicability to other senior executives, including, without limitation, group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

     *    The employee is entitled to three weeks paid vacation per year.

     * Each agreement contains customary termination and confidentiality provisions.

     Pursuant to their employment agreements, Mr. Kerper and Mr. Kenyon were granted stock bonuses by the Compensation Committee for 2005. Mr. Kerper received 42,000 shares and Mr. Kenyon received 25,000 shares. The shares were granted on December 30, 2005, and vested on January 3, 2006. Also, on December 30, 2005, the Compensation Committee approved the grant of 200,000 stock options for Bryan Kenyon as CFO.

Equity Awards

     The following table sets forth certain information concerning unexercised options for Messrs Kerper and Kenyon that were outstanding as of December 31, 2006:

                 Outstanding Equity Awards at Fiscal Year-End

                                            Option Awards
                         ---------------------------------------------------
                          Number of      Number of
                         Securities     Securities
                         Underlying     Underlying
                         Unexercised    Unexercised
                           Options        Options      Exercise     Option
                             (#)            (#)         Price     Expiration
Name                     Exercisable   Unexercisable     ($)         Date
----                     -----------   -------------   --------   ----------
Matthew S. Kerper, CEO     250,000                      $0.25     5/27/2014
                           250,000                      $0.45     5/27/2014
                           250,000                      $0.65     5/27/2014
                           250,000                      $0.85     5/27/2014

Bryan W. Kenyon, CFO       187,500                      $0.25     5/27/2014
                           187,500                      $0.45     5/27/2014
                           187,500                      $0.65     5/27/2014
                           187,500                      $0.85     5/27/2014
                            25,000        175,000       $1.00     12/30/2015

Director Compensation

     The following table sets forth certain information concerning the compensation of our directors, excluding Mr. Kerper whose total compensation is set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2006:

                          Director Compensation
     ----------------------------------------------------------------
                             Option           All Other
                          Awards(1)(2)     Compensation       Total
     Name                     ($)               ($)            ($)
     ----                 ------------     ------------     ---------
     Luan Dang              $100,000                         $100,000
     Randy Cherkas          $159,000                         $159,000
     Alan S. Knitowski      $120,313         $60,000(3)      $180,313
     Robert M. Lang          $45,000                          $45,000
     __________
          (1) The value of option awards was the 2006 compensation charge dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R.
          (2) As of December 31, 2006, the aggregate number of option awards outstanding for each director in the table was as follows:
               Mr. Dang 150,000; Mr. Cherkas, 150,000; Mr. Knitowski, 225,000, including 125,000 options held by Ecewa Capital Group LLC, an entity controlled by Mr. Knitowski; and Mr. Lang, 45,000.
          (3) We pay $5,000 per month to Ecewa Capital Group, LLC., an entity of which Mr. Knitowski is the managing director.

     Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by our Board of Directors. The Board has adopted a policy to compensate non-employee directors. Each such director receives options for each year of service. At the commencement of each year of service as a non-employee director, the person receives options to purchase 25,000 shares. The options are exercisable at market value on the date of grant based upon the average closing bid price for the ten trading days immediately preceding appointment or the anniversary date. The Board also grants annual options to purchase 10,000 shares for these directors to serve on a committee of the board, and 5,000 shares to chair the committee. These options vest as to 25% of the options per quarter, starting on the date of grant. They expire ten years from the date of grant.

_____________________________________________________________________________

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS
_____________________________________________________________________________

     On January 8, 2007, we entered into an agreement to pay $1,000 of the rent on office space of Curo Capital, LLC, a company controlled by Alan Knitowski, our Chairman, and Luan Dang, one of our directors. The agreement expires on December 31, 2008, and acts as the office of the Chairman for our company.

     On January 1, 2006, we entered into an agreement with Ecewa Capital Group LLC, a company of which Mr. Knitowski is the managing director. The term of the agreement is for 48 months and is automatically renewable for an additional six months unless notification is provided at least 90 days prior to the original expiration date. Under the agreement Ecewa is to provide general business and corporate strategy consulting services. We pay $5,000 per month for these services.

     On June 16, 2006, we granted options to purchase 45,000 shares to Robert
M. Lang for accepting appointment as a non-employee director. The options are exercisable at $1.00 per share. Of the total number of options, 33,750 are fully vested and the remaining 11,250 will vest on June 16, 2007.

     On May 27, 2006, we awarded 25,000 options to Alan S. Knitowski, our Chairman as compensation under our standard compensation arrangements for non-employee directors. The options are exercisable at $1.00 per share. Of the total number of options, 18,750 are fully vested and the remaining 6,250 will vest on May 27, 2007.

     On May 27, 2006, we awarded 50,000 options to Luan Dang, a director, member of our Audit and Compensation Committees, and chairman of our Compensation Committee, as compensation under our standard compensation arrangements for non-employee directors and committee members. The options are exercisable at $1.00 per share. Of the total number of options, 37,500 are fully vested and the remaining 11,250 will vest on May 27, 2007.

     On September 14, 2006, we granted options to purchase 50,000 shares to Randy Cherkas for his annual compensation as a non-employee director. The options are exercisable at $1.43 per share. Of the total number of options, 25,000 are fully vested and 12,500 of the remaining options vesting on June 14, 2007, and the balance on September 14, 2007.

     We have employment agreements with Matthew S. Kerper, our President, and Bryon W. Kenyon, our CFO. Under the terms of the agreements we pay $120,000 and $100,000, respectively, to Messrs Kerper and Kenyon.

These transactions may not have been or may not be on terms as beneficial as could be obtained from unrelated parties. In addition, the related parties may have interests that differ from those of other investors. We may engage in additional related party transactions in the future on less favorable terms than those offered by unrelated parties. These related party transactions would favor the interests of the related parties over those of the other stockholders.

_____________________________________________________________________________

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                   (ITEM 2)
_____________________________________________________________________________

     The Audit Committee has appointed Chisholm, Bierwolf & Nilson, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification by the Company's shareholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Chisholm, Bierwolf & Nilson as the Company's independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Company's shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Chisholm, Bierwolf & Nilson or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company's shareholders.

     Representatives of Chisholm, Bierwolf & Nilson, which also served as our independent registered public accounting firm for 2006, are not expected to be present at the Annual Meeting. However, if representatives of the firm are present at the Annual Meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding the Company's relationship with Chisholm, Bierwolf & Nilson, please refer to "Fees Paid to Independent Registered Public Accounting Firm" on page 7 of this Information Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2, WHICH RATIFIES THE APPOINTMENT OF CHISHOLM, BIERWOLF & NILSON, LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

_____________________________________________________________________________

                  LIMITATION OF LIABILITY PROPOSAL (ITEM 3)
_____________________________________________________________________________

     The Board of Directors is proposing that the seventh article of the Company's Articles of Incorporation be amended to read as follows:

          No director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of NRS 78.300. Notwithstanding anything contained in the Articles of Incorporation to the contrary, the personal liability of the directors or officers of the corporation is hereby eliminated to the fullest extent permitted by the applicable provisions of the Nevada Revised Statutes, as the same may be amended and supplemented. In addition, the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The Company believes that it will be better able to attract and retain qualified directors and officers by limiting the potential for monetary claims against such persons. The increasing frequency of litigated claims against directors and officers has greatly expanded the risks to directors and officers of exercising their respective duties. The time and money required to respond to and litigate such claims can be substantial. The seventh article of the Company's Articles of Incorporation presently provides that the "personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada as the same may be amended and supplemented." The Company believes the proposed amendment clarifies and expands the elimination of monetary liability by applying the provision to both officers and directors and by clearly providing its applicability under California law, which may be applicable to the Company. It may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter shareholders from instituting litigation against both directors and officers for breach of their duty of care, even though such an action might benefit the Company and its shareholders. However, the Board of Directors believes this concern is outweighed by the benefit to the Company of retaining highly qualified directors. The Board of Directors believes that the proposed amendment to the Articles of Incorporation may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

     While the proposed amendment may be viewed as further limiting the rights of shareholders in some respects, the Board of Directors believes, however, that these provisions will help balance the legal obligations of, and protections for, directors and officers, and will contribute to the quality and stability of the Company's corporate governance. The Board of Directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders.

     In addition to applicable provisions under Nevada law relating to the Company as a Nevada corporation, certain provisions of California corporate law may apply to the Company. Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Currently, management believes the Company meets this test and would be considered a pseudo California corporation, even though it was incorporated under the laws of the State of Nevada. This designation as a pseudo California corporation would continue until the end of the first year following a year in which we did not meet one of these tests.

     Among the substantive provisions applicable to a pseudo California corporation are laws relating to the directors' standard of care and the liability of directors for unlawful distributions, as such may be applicable to the elimination of monetary liability of directors. The Company is proposing to eliminate the monetary liability of both directors and officers to the extent permissible under Nevada and California law. California and Nevada have similar laws respecting provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting limitation of liability.

     California law permits eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation (a "derivative suit") for breach of a director's duties to the corporation and its shareholders; provided, however, that the corporation may not eliminate or limit liability for (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; and (vii) liability for improper distributions, loans, or guarantees. California law also provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, which in this case will be the date of the Annual Meeting, if such provision is approved. Further, California law provides that such a provision cannot eliminate or limit the liability of an officer for any act or omission as an officer, even if that officer is also a director or that his actions, if negligent or improper, were ratified by the Board of Directors.

     Under Nevada law, such a provision may not eliminate or limit director or officer monetary liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of certain prohibited distributions. Such limitation of liability provision also may not limit a director's or officer's liability for violation of, or otherwise relieve the corporation or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     THE MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A PERSONAL INTEREST IN EFFECTING THE PROPOSED AMENDMENT, BECAUSE, AS DIRECTORS OR ALSO AS OFFICERS OF THE COMPANY, THEY MAY PERSONALLY BENEFIT FROM THE LIMITATIONS ON LIABILITY CONTAINED IN THE AMENDMENT. NEVERTHELESS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3, WHICH AMENDS THE ARTICLES OF INCORPORATION TO LIMIT THE MONETARY LIABILITY OF DIRECTORS AND OFFICERS UNDER BOTH NEVADA AND CALIFORNIA LAW.

_____________________________________________________________________________

            AMENDMENT TO THE 2004 STOCK OPTION/STOCK ISSUANCE PLAN
_____________________________________________________________________________

Background

     On May 4, 2004, our board of directors adopted the 2004 Stock Option/Stock Issuance Plan. Our shareholders approved the Plan on June 14, 2004. The Plan provides for the granting of stock options or the issuance of restricted stock to the employees, officers, and consultants of our company. This is our only stock option or stock grant Plan. On June 16, 2006, the Board of Directors authorized an amendment to the plan to increase the number of shares of common stock under the plan to 10,000,000, subject to shareholder approval. On July 27, 2006, shareholders owning 3,938,634 shares, or 53.7% of the total outstanding shares on such date, approved the amendment, which will become effective 20 days after the mailing of this Information Statement. The complete text of the amendment is set forth at the end of this section of the information statement.

The Plan

     The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service. Awards under the Plan consist of both non-qualified options and qualified options intended to qualify as "Incentive Stock Options" under
Section 422 of the Internal Revenue Code, and stock grants. The following discussion sets forth the material terms and conditions of the Plan:

     Administration

     The Plan is administered by our Compensation Committee, which is composed of Luan Dang, Randy Cherkas, and Robert M. Lang, three of our directors, and is chaired by Mr. Dang. The Compensation Committee selects the employees, directors and consultants who will be granted options or issued stock under the Plan and, subject to the provisions of the Plan, will determine the terms and conditions and number of shares subject to each option or stock issuance. Messrs. Dang, Cherkas, and Lang do not vote on their own compensation under the Plan.

     Shares Subject to the Plan

     The Plan currently authorizes the issuance of shares or the granting of either incentive stock options or non-incentive stock options to purchase in the aggregate up to 5,000,000 shares of our common stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of our common stock. Shares of our common stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted under the Plan will be restored to the number of shares available for issuance under the Plan.

     Eligibility

     The persons presently eligible to participate in the Plan are as follows: employees of our company and any of its subsidiaries, consisting of four persons; non-employee members of our board or non-employee members of the board of directors of any of our subsidiaries, consisting of four persons; and consultants and other independent advisors who provide services to us or any of our subsidiaries, consisting of two persons. Options may be granted, or shares issued, to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

     The Plan administrator has full authority to determine which eligible persons are to be granted options and to fix the terms of the options granted not inconsistent with the provisions of the Plan. The Plan administrator also has full authority to determine which eligible persons are to be issued shares pursuant to the Plan and the terms upon which those shares are to be issued not inconsistent with the provisions of the Plan. In general, there is no limitation regarding the amount of securities that an eligible optionee or participant may receive or purchase.

     Issuance of Stock and Exercise Price of Options

     The Plan administrator will determine the number of shares to be issued under the stock issuance program and the purchase price thereof, and the number of shares that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The aggregate fair market value as of the respective date or dates of the grant of any one or more options to any employee under the Plan, or any other option Plan of our company or its subsidiaries, which may for the first time become exercisable as an incentive stock option during any one calendar year cannot exceed the sum of $100,000. To the extent that an employee holds two or more of such options which become exercisable for the first time in the same calendar year, the $100,000 limitation on the right to exercise of those options as incentive stock options will be applied on the basis of the order in which the options were granted. Those options which are included in any amounts in excess of the $100,000 limitation will be deemed to be nonstatutory options and exercisable as nonstatutory options.

     Stock issued under the stock issuance plan may vest immediately or upon terms established by the Plan administrator, provided that (unless such requirement is amended or waived by the Plan administrator in a particular case) at least 20% of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance Plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

     Term

     The Plan will continue in effect until all of the stock available for grants or issuance has been acquired through exercise of options or grants of shares, or until May 1, 2014, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets. The Plan may be terminated earlier or modified by the Board provided that no rights of optionees or participants may be altered unless with the consent of the persons holding options or shares of common stock pursuant to the Plan who are affected.

     All options available to be granted, and stock to be issued, under the Plan must be granted or issued by May 1, 2014. The Plan administrator will determine the actual term of the options but no option will be exercisable after the expiration of ten years from the date granted. All options and unvested stock issuances outstanding at May 1, 2014, under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     The options granted pursuant to the Plan are not transferable except by will or the laws of descent and distribution. Shares granted under the stock issuance program are not transferable until the shares are vested.

     Material Terms of Stock Options

     Stock option awards under the Plan consist of nonstatutory stock options
(NSOs) and incentive stock options (ISOs). ISOs may be granted only to our employees or the employees of one of our subsidiaries.

     The purchase price under each option is established by the Plan administrator, but in no event will it be less than 100% of the fair market value of our common stock for ISOs and 85% for NSOs. The ISO price applicable to any option holder who holds more than 10 percent of our outstanding common stock, or the stock of any of our subsidiaries, will be 110% percent of fair market value. The aggregate exercise price, plus applicable taxes, are due and payable in cash or check on the date of the exercise of an option. However, the Plan administrator may permit payment of the total amount due by a full-recourse, interest-bearing promissory note secured by the shares; shares of our common stock valued at fair market value on the date of exercise of the option; or through a special sale and remittance procedure through a designated brokerage firm.

     The Plan administrator will fix the terms of each option, but no option can be granted for a term in excess of ten years. The term of such an ISO option will not be longer than five years in the case of any option holder who holds, on the date of the grant of an ISO, more than 10% of the outstanding common stock of our company or any of its subsidiaries. Upon termination of services for us or one of our subsidiaries, the option holder will have a limited time in which to exercise vested options. Unless such requirement is amended or waived by the Plan administrator in a particular case, the Plan administrator will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 20 percent of the shares subject to the option and with an initial installment for vesting which is fixed for a longer period than one year from the date of grant of the option.

     During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option. Upon the death of the person to whom an option has been granted, the option may be exercised only by those persons who inherit from the holder of the option by will or under the applicable laws of descent and distribution.

     A person to whom an option has been granted will not have any rights as a shareholder until the option has been exercised, the full exercise price and withholding taxes payable have been paid respecting the shares issuable upon exercise of the option, and the person exercising the option has become a shareholder of record.

     The Plan administrator has the authority, with the consent of the option holder affected, to cancel outstanding options and to grant in substitution therefore new options covering the same or a different number of shares at an exercise price per share based upon the fair market value per share of such stock on the date of the grant of a new option.

     If an employee is terminated for misconduct, the options granted to him will terminate immediately upon his employment termination date. Upon termination of employment with or service to our company or any of its subsidiaries of an optionee, except termination for misconduct, the following provisions will apply:

          * After termination of employment or service of an optionee for any reason other than disability, death or termination for misconduct, the optionee will have a period of three months following the date of termination of employment or service of the optionee within which to exercise all options which have vested as of the date of such termination.

          * Upon termination of service by reason of total disability, the optionee will have a period of 12 months following the date of termination within which to exercise all options which have vested as of the date of such termination.

          * If the employment or service of an optionee terminates by reason of the death of that optionee the personal representative of the estate of the deceased optionee or the person or persons to whom an option passes by will or the laws of descent and distribution will have a period of 12 months within which to exercise all options which have vested at the date of the death of the optionee.

          * Under no circumstance of termination of employment or service will any options be exercisable after the specified term of the option has expired.

          * The Plan administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following optionee's cessation of service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or permit the option to be exercised, during the applicable post-service exercise period, not only with respect to the number of vested shares for which such option is exercisable at the time of the optionee's cessation of service but also with respect to one or more additional installments in which the optionee would have vested under the option had the optionee continued in service.

     Material Terms of Stock Grants

     At the discretion of the Plan administrator, shares may be granted at such cost as determined by the Plan administrator, or for no monetary compensation.

     Stock issued under the stock issuance Plan may vest immediately or upon terms established by the Plan administrator, provided that (unless such requirement is amended or waived by the Plan administrator in a particular case) at least 20% of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance Plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

     If employment with or service to us terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance Plan, those shares will be immediately surrendered to us and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the Plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance Plan may be waived at anytime by the Plan administrator subject to such terms and conditions or on no terms and conditions as the Plan administrator may determine.

     Amendment to the Plan

     Our board of directors has complete and exclusive power and authority to amend or modify the Plan. However, no amendment or modification can adversely affect the rights and obligations with respect to options or unvested stock issuances which are outstanding under the Plan unless the optionee or the participant consents to the amendment or modification. Also, the board of directors cannot amend the Plan, without shareholder approval, in a manner which would:

          * cause outstanding options which are intended to qualify as incentive options to fail to qualify;
          * increase the number of shares issuable over the term of the Plan;
          *    cause the Plan to fail to meet the requirements of Rule 16b-3;
               or
          *    violate applicable law.

     Options may be granted, and shares may be issued, under the Plan which are in each instance in excess of the number of shares then available for issuance, so long as any excess shares actually issued would be held in escrow until shareholder approval is obtained to amend the Plan to increase the number shares available for issuance. If shareholder approval were not obtained within twelve months after the date the first excess of issuances are made, then any unexercised options granted on the basis of this excess shares would terminate and cease to be outstanding and we would promptly refund to the optionees and the participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow, and the shares would thereupon be automatically canceled and cease to be outstanding.

     As of July 27, 2006, options to purchase 2,836,250 shares were outstanding and we had granted 92,000 restricted shares under the Plan. No options had been exercised. Thus, at July 27, 2006, we had 2,071,750 remaining shares authorized for issuance under the Plan. Management believed that this number was insufficient to meet its needs to grant options or issue shares under the Plan for the next twelve months. Management believes that this increase should satisfy our existing obligations for grants under the Plan for the next three years.

Federal Income Tax Consequences of the Programs

     The following is a general discussion of the federal income tax effects of participating in the Plan. Because the application and effect of federal taxation depends for specific results on the precise circumstance of the individual option holder and individual participant in the Plan, persons are directed to seek the advice of their legal and tax professionals for specific appropriate guidance in respecting options and shares acquired under the Plan. Moreover, because state and local laws respecting income taxes are variable, persons are further directed to seek the advice of such professionals regarding the effect of these laws.

     The Option Grant Program

     Options granted under the Plan may be either tax-qualified employee incentive options or non-qualified options. Qualified options can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants.

     Incentive Stock Options. In the case of incentive options, neither grant nor exercise results in compensation income to the employee or a compensation deduction for the company. If the employee holds the stock issued on exercise for a holding period of at least two years after the date of grant, or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a "disqualifying disposition"), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. That compensation income will be added to the basis of the option stock in determining the capital gain, if any, on the disqualifying disposition.

     Non-qualified Stock Options. In the case of non-qualified options, the grant does not result in compensation income for the option holder or a compensation deduction for the company. The exercise of a non-qualified option results in the option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. The company would have a compensation deduction in the same amount.

     The Stock Issuance Plan

     Any shares of common stock issued to a participant as a bonus or as an incentive to accept employment with the issuer or any of its subsidiaries will be subject to federal taxation as ordinary income in the amount of the fair market value of those shares on the date of issuance. In circumstances when a participant purchases shares of common stock under our stock issuance Plan at a price less then the fair market price of those shares on the date of issuance thereof, the participant will have taxable ordinary income in the amount of the difference between the price paid for the relevant shares and the fair market value thereof on the date of issuance of the shares. In either case, the participant will have to pay applicable withholding taxes, social security taxes and Medicare taxes.

Options Granted to Management and Employees

     The following table shows all outstanding options as of July 27, 2006, whether currently exercisable or not, granted under the Plan to our officers, directors and employees.

                          OUTSTANDING OPTIONS TABLE

                                                  Number of
     Name and Position                          Option Shares  Dollar Value(1)
     -----------------                          -------------  ---------------

     Matthew S. Kerper, Director and President    1,000,000       $450,000

     Bryan W. Kenyon, CFO                           950,000       $337,500

     Executive Group (2 Persons)(2)               1,950,000       $787,500

     Non-Executive Director Group
     (4 Persons)(3)                                 501,250       $148,938

     Non-Executive Officer Employee
     Group (12 Persons)(4)                          385,000       $159,235
__________
     (1) The dollar value of the options is determined by the difference between the exercise price of the options and the fair market value of the underlying stock as determined by the closing price of the stock on the date of this table. On July 27, 2006, the fair market value of the stock was based on the last sale price of the stock by us in a non-public offering of our common shares since a sale of our stock had not yet occurred on the OTC Bulletin Board.
     (2)  This group consists of Matthew S. Kerper, our President, and Bryan
          W. Kenyon, our CFO, our only executive officers.
     (3) This group consists of Alan Knitowski, our Chairman, and Luan Dang, Randy Cherkas, and Robert M. Lang, our directors, none of whom is an executive officer. It also includes 125,000 options granted to a company controlled by Mr. Knitowski.
     (4) This group consists of Ronald N. Vance, our Secretary, and employees of and advisors to our company or its subsidiary.

     Prior to the date of this table, we issued 25,000 shares under the Plan to an employee who is no longer employed by us.

Interest of Certain Persons in Share Increase

     We have not agreed to grant any additional options to management. However, we expect to continue granting options in accordance with our current compensation policies.

     * Executive and director employee option grants. We have employment agreements with two of our directors, Matthew S. Kerper, our President, and Bryan W. Kenyon, our CFO. These employment agreements do not require us to grant additional options. However, the agreements provide that they are eligible to receive an annual bonus between 25% and 100% of the then applicable base salary payable in cash or stock. For 2005, the compensation committee granted 42,000 shares to Mr. Kerper and 25,000 shares and 200,000 options to Mr. Kenyon as bonuses.

     * Non-employee directors' initial option grants. When a non-employee director is first elected to the board, he receives an option to purchase 25,000 shares for accepting his appointment and his service as a director during the first year. The options are exercisable at market value at the time of grant. The board also grants options to purchase 10,000 shares for these directors to serve on a committee of the board, and 5,000 shares to chair the committee. These options vest as to 25% of the options every three months, starting on the date of grant. They expire ten years from the date of grant.

     * Non-employee directors' annual option grants. On each annual anniversary date of the appointment of a non-employee director, the director receives additional options to purchase 25,000 shares for his service as a director during the year. The options are exercisable at market value at the time of grant. The board also grants options to purchase 10,000 shares for these directors to serve on a committee of the board, and 5,000 shares to chair the committee during the year. These options vest as to 25% of the options every three months, starting on the date of grant. They expire ten years from the date of grant.

     Luan Dang, one of our non-employee directors, has served as a director since May 7, 2004. He has also been a member of our Compensation Committee and our Audit Committee, and chairman of our Compensation Committee, since May 25, 2004. Since becoming a director and a member of our committees, he has received a total of 150,000 options and will continue to receive additional options pursuant to the above-referenced schedule so long as he remains a non-employee director.

     Randy Cherkas, one of our non-employee directors, has served as a director since September 14, 2004. He has also been a member of our Compensation Committee and our Audit Committee, and chairman of our Audit Committee, since September 14, 2004. Since becoming a director and a member of our committees, he has received a total of 150,000 options and will continue to receive additional options pursuant to the above-referenced schedule so long as he remains a non-employee director.

     Robert M. Lang, one of our non-employee directors, has served as a director since June 16, 2006. He has also been a member of our Compensation Committee and our Audit Committee since June 16, 2006. Since becoming a director and a member of our committees, he has received a total of 45,000 options and will continue to receive additional options pursuant to the above-referenced schedule so long as he remains a non-employee director.

     Alan Knitowski, another of our non-employee directors, has served as a director since May 7, 2004. Since becoming a director, he has received a total of 225,000 options under our Stock Option/Stock Issuance Plan and will continue to receive additional options pursuant to the above-referenced schedule so long as he remains a non-employee director. Of the total options granted to Mr. Knitowski, 18,750 have lapsed and 125,000 were granted to an entity controlled by him.

Text of Plan Amendment

     Paragraph 1 of Section 1(E) of the Stock Option/Stock Issuance Plan will be amended to read as follows (changed language is bracketed and struck through):

          The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed [5,000,000 (deleted text)] 10,000,000 shares.

_____________________________________________________________________________

                            ADDITIONAL INFORMATION
_____________________________________________________________________________

Information About Shareholder Proposals

     If you wish to submit a proposal for inclusion in next year's proxy statement and proxy, we must receive the proposal on or before ___________, 2007, which is 120 calendar days prior to the anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy, in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Trycera Financial, Inc., 18023 East Sky Park Circle, Suite G, Irvine, CA 92614.

Additional Filings

     A link to the Company's Forms 10-KSB, 10-QSB, 8-K and all amendments to those reports are available without charge through the Company's website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at the Company's website (www.trycera.com) by clicking on "Investor Relations," and then "Trycera Financial Public Filings." Information on our website is not considered part of this Information Statement.

_____________________________________________________________________________

                                OTHER BUSINESS
_____________________________________________________________________________

     The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting.

     In lieu of a separate annual report, the Company is furnishing with this Information Statement a copy of the Company's 2006 Annual Report on Form 10-KSB. Also, the Company will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2006, as filed with the Securities and Exchange Commission. Any such request should be directed to Trycera Financial, Inc., Investor Relations, 18023 East Sky Park Circle, Suite G, Irvine, CA 92614; telephone (949) 273-4300.

By Order of the Board of Directors,


___________________________________
Matthew S. Kerper, President